EX.99.906CERT
Certification Pursuant to Section 906 of the Sarbanes-Oxley Act

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of the Listed Funds Trust, does hereby certify, to such officer’s knowledge, that the report on Form N-CSR of the Listed Funds Trust, for the period ended November 30, 2019 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable, and that the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Listed Funds Trust for the stated period.

/s/ Gregory C. Bakken Gregory C. Bakken President/Principal Executive Officer Listed Funds Trust	/s/ Travis G. Babich Travis G. Babich Treasurer/Principal Financial Officer Listed Funds Trust
Dated: February 6, 2020

This statement accompanies this report on Form N-CSR pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed as filed by Listed Funds Trust for purposes of Section 18 of the Securities Exchange Act of 1934.